The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to change.

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                                                       FREE WRITING PROSPECTUS
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                                                     MortgageIT Securities Corp.

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                                                          $[1,254,524,000]
                                                            (Approximate)
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                                                       MortgageIT Trust 2007-1
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                                                     MortgageIT Securities Corp.
                                                             (Depositor)
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                                   MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-1
                                                          (Issuing Entity)
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                                                        Deutsche Bank [LOGO]

                                                           May [14], 2007

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             Free Writing Prospectus
                                                                                                          Filed Pursuant to Rule 433
                                                                                              Registration Statement No.: 333-131288

The analysis in this report is based on information provided by MortgageIT  Securities Corp. (the "Depositor").  Investors are urged to read the base prospectus and the prospectus  supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information.  Such documents may be obtained without charge at the Securities and
Exchange Commission's website at www.sec.gov.  Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting  Deutsche  Bank  Securities  Inc.  ("DBSI") toll free at  1-800-503-4611.  This free writing  prospectus is not required  to contain  all  information  that is  required  to be  included  in the base  prospectus  and the  prospectus  supplement
(collectively,  the  "Prospectus").  The information in this free writing  prospectus is preliminary  and is subject to change.  The information in this free writing prospectus,  if conveyed prior to the time of your commitment to purchase,  supersedes  information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel,  accountant, and other advisors as to the legal, tax, business,  financial and related aspects of a purchase of these securities.

The attached  information  contains certain tables and other statistical  analyses (the  "Computational  Materials") which have been prepared  by DBSI in reliance  upon  information  furnished  by the  Depositor.  Numerous  assumptions  were used in  preparing  the
Computational  Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational
Materials and/or the assumptions  upon which they are based reflect present market  conditions or future market  performance.  These
Computational  Materials  should not be construed as either  projections or predictions  or as legal,  tax,  financial or accounting advice.  Any weighted  average  lives,  yields and  principal  payment  periods  shown in the  Computational  Materials are based on prepayment  assumptions,  and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal  payment  periods.  In addition,  it is possible that  prepayments on the underlying  assets will occur at rates slower or faster than the rates shown in the attached  Computational  Materials.  Furthermore,  unless otherwise  provided,  the Computational
Materials assume no losses on the underlying assets and no interest shortfalls.  The specific  characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any  representation  or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities  referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual  commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The asset-backed  securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the  characteristics  described in this free writing  prospectus.  If that  condition is not  satisfied,  we will notify you, and neither the issuing  entity nor DBSI will have any  obligation to you to deliver all or any portion of the securities  which you have committed to purchase,  and there will be no liability  between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee,  representative,  or other agent of such person or entity)
may disclose to any and all persons,  without  limitation,  the tax treatment and tax  structure of the  transaction  (as defined in
United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity.  However,  such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS  INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI
IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
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                                            FREE WRITING PROSPECTUS DATED: May [14], 2007
                                                     MortgageIT Securities Corp.
                                                 Mortgage Loan Trust, Series 2007-1
                                                   $[1,254,524,000] (Approximate)
                                         Subject to an aggregate permitted variance of +/-5%

                                           All Terms and Conditions are subject to change

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                                                                                         WAL (yrs)
                                                                        Assumed Legal       to
                Approximate                                                 Final        Pricing                           Expected
  Class         Size(1) ($)                Collateral Type               Maturity(2)       Speed    Pass-Through Rate      Ratings
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  1-A-1        $  [363,385,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.53]     LIBOR + [ ]%(3)      [AAA/Aaa]
  1-A-2            [90,846,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.53]     LIBOR + [ ]%(3)      [AAA/Aaa]
  2-A-1           [658,295,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.50]     LIBOR + [ ]%(3)      [AAA/Aaa]
  2-A-2            [73,144,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.50]     LIBOR + [ ]%(3)      [AAA/Aaa]
    M-1            [22,109,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(4)      [AA+/Aa1]
    M-2            [10,739,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(4)       [AA/Aa2]
    M-3             [6,948,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(4)       [AA/Aa3]
    M-4             [6,949,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(4)       [AA/A1]
    M-5             [4,422,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.61]     LIBOR + [ ]%(4)       [AA/A2]
    M-6             [4,421,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.49]     LIBOR + [ ]%(4)       [AA-/A3]
    M-7             [4,422,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.30]     LIBOR + [ ]%(4)      [A+/Baa1]
    M-8             [4,422,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.02]     LIBOR + [ ]%(4)      [A-/Baa2]
    M-9             [4,422,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [4.60]     LIBOR + [ ]%(4)      [BBB/Baa3]
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   Total
  Offered      $[1,254,524,000]
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(1) The Structure is preliminary and subject to change. The aggregate variance on the bond sizes is + / - 5%.

(2) The assumed legal final maturity is subject to collateral and rating agency analysis.

(3) The Pass-Through  Rates for the Class 1-A-1, Class I-A-2, Class 2-A-1, and Class 2-A-2 Certificates will be variable rates equal to the lesser of (i) One-Month LIBOR plus their respective  margins and (ii) the Net WAC Pass-Through  Rate. The Class 1-A-1,  Class
1-A-2, Class 2-A-1 and Class 2-A-2 Certificates will have the benefit of the Certificate Swap Agreements as further described below.
If the Optional Call is not exercised on the first possible date, the margins will increase to two times the original margins.

(4) The Pass-Through  Rates for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
M-9 Certificates will be variable rates equal to the lesser of (i) One-Month LIBOR plus the respective  margins and (ii) the Net WAC
Pass-Through  Rate. These  Certificates  will have the benefit of the Certificate Swap Agreements as further described below. If the
Optional  Call is not  exercised  on the first  possible  date,  the  margins  will  increase  to 1.5 times  the  original  margins.
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The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
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                                                        Transaction Overview
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Certificates:                     The Class  1-A-1 and Class 1-A-2  Certificates  (the  "Class 1-A  Certificates"),  the Class 2-A-1
                                  Certificates  and Class 2-A-2  Certificates  (the "Class 2-A  Certificates"  and together with the
                                  Class 1-A  Certificates,  the "Class A Certificates" or the "Senior  Certificates")  and the Class
                                  M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                                  Certificates  (the "Class M Certificates" or the "Subordinate  Certificates").  Additionally,  the
                                  trust will issue the Class CE, the Class P and the Class R Certificates.

Offered Certificates:             The Senior Certificates and Subordinate Certificates.

Pricing Speed:                    100% PPC (100% PPC with regard to the fixed rate  mortgage  loans equals 2% CPR growing to 20% CPR over 10 months.  20% CPR  thereafter;  100% PPC with regard to the adjustable  rate mortgage loans equals 2% CPR in month 1, an additional  2.545454545% CPR for each month  thereafter,  building to
                                  30% CPR in month 12 and remaining  constant at 30% CPR until month 22, increasing to and remaining constant at 50% CPR from month 23 until month 27 and decreasing and remaining  constant at 35% CPR from month 28 and thereafter)

Depositor:                        MortgageIT Securities Corp.

Master Servicer and Securities
Administrator:                    Wells Fargo Bank, N.A.

Servicer:                         Wells Fargo Bank,  N.A.  ("Wells  Fargo").  See Exhibit A to this Free  Writing  Prospectus  for a description of Wells Fargo as a servicer.

Originator:                       MortgageIT,  Inc  ("MortgageIT").  See Exhibit B to this Free Writing Prospectus for a description of MortgageIT as an originator.

Trustee:                          HSBC Bank USA, National Association

Certificate Swap I Provider:      TBD.

Certificate Swap II Provider:     TBD.

Certificate Swap III Provider:    TBD.

Credit Risk Manager:              Clayton Fixed Income Services Inc.

Cut-off Date:                     May 1, 2007.

Pricing Date:                     Week of May [14], 2007.

Closing Date:                     May 31, 2007.

Legal Structure:                  REMIC.

Optional Call:                    10% Cleanup Call, exercisable by the Master Servicer.

Distribution Dates:               25th of each month, or next business day, commencing in June 2007.

Interest Accrual Period:          The interest  accrual  period with respect to the Offered  Certificates  and a given  Distribution
                                  Date will be the  period  beginning  with the  previous  Distribution  Date (or in the case of the first  Distribution  Date, the Closing Date) and ending on the day prior to such Distribution Date
                                  (calculated on an actual/360 day basis).

Settlement:                       The price to be paid for the Offered Certificates will not include accrued interest.
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The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
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ERISA:                            The Offered  Certificates  are  expected to be eligible for purchase by or with assets of employee benefit  plans  subject  to Title I of ERISA or  section  4975 of the  Code,  subject  to  certain conditions.  Prior  to  the  termination  of the  Supplemental  Interest  Trust  which  holds  the
                                  Certificate  Swap  Agreements,  the offered  certificates  may not be acquired or held by a person investing assets of any such plan investor, unless such acquisition or holding is eligible for the exemptive relief under an  administrative  or statutory  exemption.  Prospective  investors should consult  legal  counsel as to whether the purchase and holding of the Offered  Certificates  could give rise to a  transaction  prohibited  or not otherwise  permissible  under ERISA,  the Internal
                                  Revenue Code of 1986, as amended, or other similar laws.

SMMEA:                            After the Prefunding Period (as defined below),  the Senior  Certificates and the Class M-1, Class
                                  M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will constitute  "mortgage related securities"  for  purposes of SMMEA for so long as such  certificates  are rated in one of the two highest  rating  categories  by Moody's or  Standard  & Poor's or  another  nationally  recognized statistical rating organization.  Investors should consult legal counsel in determining the extent to which the Offered Certificates constitute legal investments for them.

Credit Enhancement:               Credit   Enhancement  for  the  Offered   Certificates   will  be  provided  by  excess  interest,
                                  overcollateralization, and subordination (see "Allocation of Losses" below).

Prefunding Account:               On the Closing Date, it is estimated that up to $[138,638,050] will be deposited into a segregated account referred to as the prefunding account (the "Prefunding Account").  The amount deposited in the Prefunding  Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to one month  following  the Closing  Date (the  "Prefunding  Period").  If any
                                  amounts are left in the Prefunding Account following the Prefunding  Period,  such amounts will be distributed on the following distribution date as a principal payment to the holders of the Senior
                                  Certificates as described in under "Cashflow  Description"  below. The Prefunding Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Capitalized Interest              On the Closing Date if required  pursuant to the pooling and  servicing  agreement,  the depositor
Account:                          will deposit cash into a segregated  account referred to as the capitalized  interest account (the
                                  "Capitalized Interest Account"). The amount on deposit in the Capitalized Interest Account will be specifically  allocated to cover shortfalls in interest on each class of Offered Certificates that may arise during the Prefunding  Period as a result of the prefunding  feature of the transaction.
                                  Any amounts remaining in the Capitalized  Interest Account (including  investment  earnings) after the  Prefunding  Period will be paid to the  depositor  and will not  thereafter  be available for payment to the certificateholders.  Amounts on deposit in the Capitalized Interest Account will be invested in permitted  investments.  The Capitalized  Interest  Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.
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The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Collateral:                       All of the Mortgage Loans are secured by first liens.

                                  The Mortgage  Loans will consist of fixed  [31.69]% and  adjustable  rate One-Year  LIBOR [8.43]%,
                                  Six-Month  LIBOR  [58.54]% and  One-Year  CMT [1.34]%  indexed  mortgage  loans (in each case,  by aggregate  principal  balance of the  Mortgage  Loans as of the  Cut-off  Date)  with an  expected aggregate  principal  balance of  approximately  $[1,263,367,271.09]  as of the Cut-off Date.  The
                                  Mortgage  Loans will be  separated  into two  groups.  The Group I Mortgage  Loans will  represent conforming principal balance fixed-rate and adjustable-rate  Mortgage Loans totaling approximately
                                  $[483,996,504.78]  and the Group II Mortgage  Loans will represent  conforming and  non-conforming
                                  principal   balance   fixed   and   adjustable-rate    Mortgage   Loans   totaling   approximately
                                  $[779,370,766.31].  All of the  adjustable  rate  Mortgage  Loans have  initial  rate  adjustments occurring six months after the date of  origination  ("ARMs") or three,  five,  seven or ten years after the date of origination  ("Hybrid ARMs").  Approximately  [75.58]% of the Mortgage Loans (by
                                  aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date) allow for payments of interest only for a three,  five,  seven or ten year fixed term set forth in the related  mortgage note.  After such  interest  only period,  each such  Mortgage  Loan will fully  amortize over its remaining term. The remaining approximately [24.42]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date,  fully  amortize  over their  original  terms  (generally 30 to 40 years).

                                  NOTE:  The  information  related to the  Mortgage  Loans  described  herein  reflects  preliminary information.  It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise  removed from the pool of Mortgage Loans and  additional  mortgage loans may be added to the pool of Mortgage Loans. The  characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate  principal balance of the Mortgage Loans as of the Closing Date may be greater than or less than the aggregate  principal  balance of the Mortgage Loans presented herein by up to 5%.  Consequently,  the initial principal balance of the Offered  Certificates may vary up to 5% from the amounts shown herein.

Advances:                         The Servicer will collect  monthly  payments of principal  and interest on the Mortgage  Loans and will be obligated to make advances of delinquent  monthly  principal  and interest  payments.  The
                                  Servicer is required to advance  delinquent  payments of  principal  and  interest on the Mortgage
                                  Loans only to the extent such  amounts are deemed  recoverable  by the  Servicer.  If the Servicer fails to make any such advance, the Trustee, or a successor servicer appointed by the Trustee will be required to do so subject to its determination of recoverability.  The Servicer and the Trustee
                                  (or any  successor  servicer  appointed by the Trustee)  are entitled to be  reimbursed  for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:            The Servicer  will be required  each month to cover  interest  shortfalls as a result of voluntary prepayments on Mortgage Loans  generally up to the monthly  Servicing Fee payable to the Servicer.
                                  If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be  required  to do so for such  Distribution  Date up to the  compensation  payable to the Master
                                  Servicer.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Administration Fee                The Administration Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i) the
Rate:                             servicing fee rate,  (ii) the master  servicing fee rate, if any,  (iii) the rate at which the fee payable to the Credit Risk Manager is calculated and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Administration Fee:               The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first  Distribution  Date), after giving effect to principal prepayments received during the related prepayment period.

Net Mortgage Rate                 The Net Mortgage Rate for each  Mortgage Loan will be equal to the mortgage  interest rate thereon less the Administration Fee Rate.

Net WAC Pass-Through              Class 1-A and Class 2-A  Certificates:  The per annum rate  (subject  to  adjustment  based on the
Rate:                             actual number of days elapsed in the related  Interest Accrual Period) equal to the product of (i)
                                  12 and (ii) a fraction, expressed as a percentage, the numerator of which is the difference of (a)
                                  the amount of interest  which accrued on the Mortgage Loans in the related loan group in the prior calendar  month  plus  the  amount  withdrawn  from  the  Capitalized  Interest  Account,  if any, attributable to the Prefunding  Account for the Mortgage Loans in the related loan group minus the fees payable to the Servicer, Master Servicer, if any, and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date, over (b) the Group I Allocation  Percentage or Group II Allocation  Percentage,  as applicable,  of any Net Swap Payment and Swap  Termination
                                  Payment  made to the Swap  Providers  for such  Distribution  Date (which was not caused by a Swap
                                  Provider  Trigger Event, as defined in the Swap  Agreements),  and the denominator of which is the aggregate  principal balance of the Mortgage Loans in the related loan group as of the last day of the  immediately  preceding  due  period  (or as of the  Cut-off  Date with  respect  to the first
                                  Distribution  Date),  after giving  effect to principal  prepayments  received  during the related
                                  Prepayment  Period plus the amount on deposit in the Prefunding  Account for the Mortgage Loans in the related loan group.

                                  Class M Certificates:  The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate  principal balance of each loan group and the amount on deposit in the Prefunding Account for the related loan group, the certificate principal balance of the  related  Class A  Certificates),  of (i) the Net WAC  Pass-Through  Rate for the Class 1-A
                                  Certificates and (ii) the Net WAC Pass-Through Rate for the Class 2-A Certificates.

                                  Group I Allocation  Percentage:  The  aggregate  principal  balance of the Group I Mortgage  Loans divided by the sum of the aggregate  principal balance of the Group I Mortgage Loans and the Group
                                  II Mortgage Loans.

                                  Group II Allocation  Percentage:  The aggregate  principal  balance of the Group II Mortgage Loans divided by the sum of the aggregate  principal balance of the Group I Mortgage Loans and the Group
                                  II Mortgage Loans.
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The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Certificate Swap                  On the Closing Date,  the Trustee on behalf of a trust (the  "Supplemental  Interest  Trust") will
Agreements:                       enter into three Swap Agreements as described below:

                                  Certificate Swap Agreement I: The Trustee on behalf of the Supplemental  Interest Trust will enter into a Swap  Agreement with the  Certificate  Swap I Provider with an initial  notional  amount of
                                  $[1,260,897,099.76]. On any Distribution Date the Securities Administrator acting on behalf of the
                                  Supplemental  Interest  Trust will be obligated to pay the  Certificate  Swap I Provider an amount equal to the  product of (i) [5.11]%  per annum and (ii) the  notional  amount as set forth in the
                                  Certificate  Swap  Agreement  I based  upon a 30/360  day count  convention  and the  Supplemental
                                  Interest  Trust will be entitled to receive an amount equal to the product of (i) one-month  LIBOR
                                  (determined  pursuant to the  Certificate  Swap  Agreement I) and (ii) the notional  amount as set forth in the  Certificate  Swap  Agreement  I from the  Certificate  Swap I  Provider  based on an actual/360 day count, until the Certificate Swap Agreement I is terminated. Only the net amount of the two  obligations  will be paid by the  appropriate  party (the "Net Swap I Payment").  See the attached  Preliminary  Certificate  Swap I Schedule for the  preliminary  notional amount for each
                                  Distribution Date during the term of the Certificate Swap Agreement I.

                                  Certificate Swap Agreement II: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the  Certificate  Swap II Provider with an initial  notional  amount of
                                  $[92,415,033.14].  On any Distribution  Date beginning with the Distribution  Date in [July 2012], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the  Certificate  Swap II Provider an amount  equal to the product of (i) [5.11]% per annum and (ii) the lesser of (a) the notional amount as set forth in the  Certificate  Swap Agreement II based upon a 30/360 day count  convention and (b) the aggregate  principal  balance of the group I fixed rate Mortgage Loans on such  Distribution  Date and the Supplemental  Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR (determined  pursuant to the Certificate  Swap Agreement II) and (ii) the lesser of (a) the notional amount as set forth in the Certificate Swap Agreement II from the Certificate Swap II Provider based on an actual/360 day count and (b) the aggregate  principal  balance of the group I fixed rate  Mortgage  Loans on such
                                  Distribution  Date, until the Certificate Swap Agreement II is terminated.  Only the net amount of the two  obligations  will be paid by the appropriate  party (the "Net Swap II Payment").  See the attached  Preliminary  Certificate  Swap II Schedule for the preliminary  notional amount for each
                                  Distribution Date during the term of the Certificate Swap Agreement II.

                                  Certificate  Swap  Agreement  III: The Trustee on behalf of the  Supplemental  Interest Trust will enter into a Swap Agreement with the Certificate Swap III Provider with an initial notional amount of  $[128,388,937.04].  On any  Distribution  Date beginning with the  Distribution  Date in [July
                                  2012], the Securities  Administrator  acting on behalf of the Supplemental  Interest Trust will be obligated to pay the  Certificate  Swap III Provider an amount equal to the product of (i) [5.11]%
                                  per annum and (ii) the  lesser of (a) the  notional  amount as set forth in the  Certificate  Swap
                                  Agreement III based upon a 30/360 day count convention and (b) the aggregate  principal balance of the group II fixed rate Mortgage Loans on such  Distribution  Date and the  Supplemental  Interest
                                  Trust  will be  entitled  to  receive  an  amount  equal to the  product  of (i)  one-month  LIBOR
                                  (determined  pursuant  to the  Certificate  Swap  Agreement  III) and (ii) the  lesser  of (a) the notional amount as set forth in the Certificate  Swap Agreement III from the Certificate  Swap III
                                  Provider based on an actual/360 day count and (b) the aggregate  principal balance of the group II fixed rate Mortgage Loans on such  Distribution  Date, until the Certificate Swap Agreement III is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the
                                  "Net Swap III  Payment").  See the  attached  Preliminary  Certificate  Swap III  Schedule for the
                                  preliminary  notional amount for each  Distribution  Date during the term of the Certificate  Swap
                                  Agreement III.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Certificate Swap                  Any Net Swap Payments  received  under the  Certificate  Swap  Agreements  will be deposited in an
Agreements                        account (the "Certificate  Swap Account") in the Supplemental  Interest Trust, and will be paid as
(Continued):                      follows:

                                  1.    To pay any Net Swap Payments or any Swap Termination Payments (not caused by a Swap Provider
                                        Trigger Event (as defined in the Certificate Swap  Agreements)) owed to the Certificate Swap
                                        Provider.

                                  2.    To pay any unpaid interest on the Senior Certificates  including any accrued unpaid interest from a prior  Distribution  Date, on a pro rata basis,  and then to pay any unpaid  interest including any accrued  unpaid  interest  from prior  Distribution  Dates to the  Subordinate
                                        Certificates, sequentially.

                                  3.    To pay the allocated Realized Losses to the Senior Certificates, concurrently, as follows*:

                                        (a)   to the Class 1-A-1 and Class  1-A-2  Certificates,  on a pro rata basis,  based on the entitlement  of each such class,  in an amount up to the unpaid  Realized Loss Amounts for the Class 1-A-1 and Class 1-A-2 Certificates, until reduced to zero; and

                                        (b)   to the Class 2-A-1 and Class  2-A-2  Certificates,  on a pro rata basis,  based on the entitlement  of each such class,  in an amount up to the unpaid  Realized Loss Amounts for the Class 2-A-1 and Class 2-A-2 Certificates, until reduced to zero.

                                  4.    To pay the  allocated  Realized  Losses to the  Subordinate  Certificates,  on a  sequential basis.*

                                  5.    To pay any principal to the Offered  Certificates in accordance  with the principal  payment provisions  described  in clause (4) under the heading  "Cashflow  Description"  below in an amount necessary to achieve, restore or maintain the Required Overcollateralization Amount.*

                                  6.    To pay any unpaid Net WAC Rate Carryover  Amounts  first,  to the Senior  Certificates  on a pro-rata basis,  based on the entitlement of each such class and second,  to the Subordinate
                                        Certificates on a sequential basis.

                                  7.    To pay any Swap  Termination  Payment (caused by a Certificate  Swap Provider  Trigger Event under the Certificate Swap Agreements) owed to the Certificate Swap Providers.

                                  8.    To pay any remaining amount to the Class CE Certificates.

                                  * Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3,4 and 5 shall at no time be permitted to exceed the cumulative  amount of realized  losses incurred on the Mortgage
                                  Loans from and after the Cut-Off Date.

                                  Upon early termination of any swap agreement for various events of default and termination  events specified in the Certificate Swap Agreements,  the Supplemental  Interest Trust or the Certificate
                                  Swap Providers may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap Agreement.  In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination  Payment,  that payment will be paid on the related  Distribution Date, and on any subsequent Distribution Dates until paid in full, generally,  prior to distributions to
                                  Certificateholders.

Principal                         The Principal  Distribution Amount for any Distribution Date will generally be equal to the sum of
Distribution Amount:              (i) all monthly payments of principal due on each Mortgage Loan (other than a Liquidated  Mortgage
                                  Loan) on the related due date,  (ii) the principal  portion of the purchase price of each Mortgage
                                  Loan that was  repurchased by the Sponsor,  the master  servicer or another person pursuant to the pooling and servicing  agreement as of such  Distribution  Date,  (iii) any insurance  proceeds or liquidation  proceeds  allocable to recoveries of principal of the Mortgage Loans that are not yet
                                  Liquidated  Mortgage  Loans  received  during  the  calendar  month  preceding  the  month  of the
                                  Distribution Date, (iv) with respect to each Mortgage Loan that became a Liquidated  Mortgage Loan during  the  calendar  month  preceding  the month of the  Distribution  Date,  the  amount of the liquidation  proceeds  allocable to principal received with respect to that Mortgage Loan, (v) all partial and full principal  prepayments  by borrowers on the Mortgage  Loans  received  during the related  prepayment  period,  (vi) any subsequent  recoveries  relating to Mortgage Loans received during the  calendar  month  preceding  the month of the  Distribution  (vii) with  respect to the
                                  Distribution Date immediately  following the termination of the Prefunding  Period,  any remaining
                                  Prefunded Amount,  and (viii) the principal portion of any amounts received in connection with the optional termination of the trust.

Group I Principal                 The Group I Principal  Distribution  Amount with respect to each Distribution Date is equal to the
Distribution Amount:              product of (i) the Principal  Distribution  Amount and (ii) a fraction,  the numerator of which is the principal  remittance  amount for Group I for that  Distribution  Date and the  denominator of which is the  aggregate  principal  remittance  amount for both loan groups for that  Distribution
                                  Date.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Group II Principal                The Group II Principal  Distribution Amount with respect to each Distribution Date is equal to the
Distribution Amount:              product of (i) the Principal  Distribution  Amount and (ii) a fraction,  the numerator of which is the principal  remittance  amount for Group II for that  Distribution  Date and the denominator of which is the  aggregate  principal  remittance  amount for both loan groups for that  Distribution
                                  Date.

Senior Principal                  For any  Distribution  Date will  equal the excess of:  (1) the  aggregate  Certificate  Principal
Distribution Amount:              Balance of the Senior  Certificates  immediately  prior to such  Distribution  Date,  over (2) the lesser of (A) the product of (i) [86.30]% on any  Distribution  Date on or after the Stepdown Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any amount on deposit in the  Prefunding  Account as of the due date in the month of that  Distribution  Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (B) the aggregate Stated  Principal  Balance of the Mortgage Loans as of the due date in the month of that
                                  Distribution  Date (after  giving  effect to  unscheduled  principal  collections  received in the related  prepayment period) minus the OC Floor. The Senior Principal  Distribution  Amount will be distributed to the holders of the Class 1-A  Certificates  and the Class 2-A  Certificates  to the
                                  extent of their respective group-based principal distribution amount.

Subordinate Principal             For any class of Subordinate Certificates and any Distribution Date, will equal the excess of: (1)
Distribution Amount               the sum of: (a) the aggregate  Certificate  Principal  Balance of the Senior  Certificates  (after taking  into  account  the  distribution  of the  Senior  Principal  Distribution  Amount for such
                                  Distribution  Date),  (b)  the  aggregate  Certificate  Principal  Balance  of  any  class(es)  of
                                  Subordinate  Certificates  that are senior to the subject  class (in each case,  after taking into account the distribution of the applicable  Subordinate Principal  Distribution Amount(s) for such more senior  class(es)  of  Subordinate  Certificates  for such  Distribution  Date),  and (c) the
                                  Certificate Principal Balance of such class of Subordinate  Certificates  immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable
                                  Stepdown Target  Subordination  Percentage for the subject class of Subordinate  Certificates  for that  Distribution  Date and (y) the aggregate Stated Principal  Balance of the Mortgage Loans and
                                  any  amount  on  deposit  in the  Prefunding  Account  as of the  due  date in the  month  of that
                                  Distribution  Date (after  giving  effect to  unscheduled  principal  collections  received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the  month of that  Distribution  Date  (after  giving  effect  to  unscheduled principal  collections  received in the related prepayment  period) minus the OC Floor;  provided, however,  that if such  class  of  Subordinate  Certificates  is the  only  class  of  Subordinate
                                  Certificates  outstanding on such  Distribution  Date,  that class will be entitled to receive the entire remaining Principal  Distribution Amount until its Certificate Principal Balance is reduced to zero.

Required                          Overcollateralization  refers to the  amount  by which  the  aggregate  principal  balance  of the
Overcollateralization             Mortgage  Loans and any  amount on deposit  in the  Prefunding  Account  exceeds  the  Certificate
Amount:                           Principal Balance of the Offered Certificates. This excess (the "Overcollateralization Amount") is intended  to  protect  the  certificateholders  against  shortfalls  in  payments  on the  Offered
                                  Certificates.  The Overcollateralization Amount for the Certificates will be approximately [0.70]%
                                  and is anticipated to build to  approximately  [1.40]% of the aggregate  principal  balance of the
                                  Mortgage  Loans and any amount on deposit in the  Prefunding  Account as of the Cut-off  Date (the
                                  "Required  Overcollateralization  Amount"). If, due to losses, the Overcollateralization Amount is reduced  below the Required  Overcollateralization  Amount,  excess  monthly  cashflow,  if any is available,  will be paid to the Offered  Certificates  then entitled to receive  distributions  in respect  of  principal  in order to reduce  the  Certificate  Principal  Balance  of such  Offered
                                  Certificates to the extent necessary to reach the Required Overcollateralization Amount.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Overcollateralization             Overcollateralization  Increase  Amount  for any  Distribution  Date is the  lesser of (i) the Net
Increase Amount:                  Monthly Excess Cashflow and (ii) the excess of the Required  Overcollateralization Amount over the current Overcollateralization Amount.

Stepdown Date:                    The earlier of (i) the first Distribution Date on which the Certificate  Principal Balances of the
                                  Senior  Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution
                                  Date occurring in June 2010 and (y) the first  Distribution  Date on which the Credit  Enhancement
                                  Percentage  (calculated for this purpose only after taking into account distributions of principal on the Mortgage  Loans,  but prior to any  distribution  of principal to the holders of the Senior
                                  Certificates and Subordinate Certificates) is equal to or greater than [13.70]%.

OC Floor:                         An amount equal to [0.50]% of the aggregate Stated  Principal  Balance of the Mortgage Loans as of
                                  the Cut-off Date plus amounts on deposit in the Prefunding Account.

Credit Enhancement                The Credit Enhancement Percentage for any class of Senior Certificates or Subordinate Certificates
Percentage:                       and any  Distribution  Date is the percentage  obtained by dividing (x) the aggregate  Certificate
                                  Principal Balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate  principal  balance of the Mortgage Loans,  calculated after giving effect to scheduled  payments of  principal  due during the related  due period,  to the extent  received or advanced,  plus  amounts on deposit in the  Prefunding  Account  and  unscheduled  collections  of principal  received  during the  related  prepayment  period  and  distribution  of the  Principal
                                  Distribution  Amount to the holders of the Senior  Certificates and Subordinate  Certificates then entitled to distributions of principal on such Distribution Date.

                                                                                                     CE % On/After Stepdown Date
                                                                                                     ---------------------------
                              Two of Three Rating                                                        (the "Stepdown Target
                              -------------------                                                        ---------------------
          Class                     Agencies               Initial CE %          Target CE %           Subordination Percentage")
          -----                     --------               ------------          -----------           --------------------------
         Senior                    [AAA/Aaa]                  [6.15]%              [6.85]%                 2.00 x Target CE %
           M-1                     [AA+/Aa1]                  [4.40]%              [5.10]%                 2.00 x Target CE %
           M-2                      [AA/Aa2]                  [3.55]%              [4.25]%                 2.00 x Target CE %
           M-3                      [AA/Aa3]                  [3.00]%              [3.70]%                 2.00 x Target CE %
           M-4                      [AA/A1]                   [2.45]%              [3.15]%                 2.00 x Target CE %
           M-5                      [AA/A2]                   [2.10]%              [2.80]%                 2.00 x Target CE %
           M-6                      [AA-/A3]                  [1.75]%              [2.45]%                 2.00 x Target CE %
           M-7                     [A+/Baa1]                  [1.40]%              [2.10]%                 2.00 x Target CE %
           M-8                     [A-/Baa2]                  [1.05]%              [1.75]%                 2.00 x Target CE %
           M-9                     [BBB/Baa3]                 [0.70]%              [1.40]%                 2.00 x Target CE %

Trigger Event:                    If either a Delinquency Trigger Event or a Cumulative Loss Trigger Event exists.

Delinquency Trigger               With  respect to a  Distribution  Date on or after the  Stepdown  Date,  if the Rolling  Sixty Day
Event:                            Delinquency Rate for the outstanding  Mortgage Loans equals or exceeds the product of [ ]% and the
                                  Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger           With respect to any  Distribution  Date on or after the Stepdown Date, if the aggregate  amount of
Event:                            Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date  (reduced by the  aggregate  amount of  subsequent  recoveries  received from the
                                  Cut-off Date through the  prepayment  period  related to that due date)  divided by the  aggregate
                                  Scheduled  Principal  Balance as of the Cut-off Date exceeds the applicable  percentage,  for such
                                  Distribution  Date, of the aggregate Stated Principal  Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

                                  Distribution Date Occurring in                                    Percentage
                                  ------------------------------                                    ----------
                                      June 2009 to May 2010               [   ]%, plus 1/12th of [   ]% for each month thereafter
                                      June 2010 to May 2011               [   ]%, plus 1/12th of [   ]% for each month thereafter
                                      June 2011 to May 2012               [   ]%, plus 1/12th of [   ]% for each month thereafter
                                      June 2012 to May 2013               [   ]%, plus 1/12th of [   ]% for each month thereafter
                                     June 2013 and thereafter             [   ]%
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow Description:             The  payments  to the  Certificates  to be made on each  Distribution  Date,  to the extent of the available funds from the Mortgage Loans will be made according to the following priority:

                                  Available Funds:

                                  1.    Payments  to the  Supplemental  Interest  Trust  to pay any Net  Swap  Payments  or the Swap
                                        Termination  Payments not caused by a Certificate  Swap  Provider  Trigger Event owed to the
                                        Certificate Swap Provider under the Certificate Swap Agreement.

                                  2.    Payments  of  interest,  including  accrued  and unpaid  interest  and any  unpaid  interest shortfalls from prior Distribution Dates to the Class A Certificates, concurrently, on a pro rata basis based on their respective entitlements. Accrued interest on each class of Class A
                                        Certificates shall be calculated at a per annum rate equal to the Pass-Through Rate for such class  multiplied by the Certificate  Principal  Balance of such class on such  Distribution
                                        Date.

                                  3.    Payments  of  interest,  including  accrued  and unpaid  interest  and any  unpaid  interest shortfalls from prior Distribution Dates sequentially to the Class M-1, Class M-2 Class M-3,
                                        Class M-4, Class M-5, Class M-6,  Class M-7, Class M-8 and Class M-9  Certificates,  in that order.  Accrued interest on each class of Subordinate  Certificates shall be calculated at a per annum rate equal to the  Pass-Through  Rate for such class multiplied by the Certificate
                                        Principal Balance of such class on such Distribution Date.

                                  4.    (A) For each  Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to Principal Distribution Amount in the following order:

                                        i.    First, concurrently, to the Senior Certificates as follows:

                                              a.    In an amount up to the Group I Principal  Distribution Amount to the Class 1-A-1
                                                    and Class  1-A-2  Certificates,  on a pro rata basis  based on their  respective
                                                    Certificate  Principal Balances,  until their respective  Certificate  Principal
                                                    Balances are reduced to zero;

                                              b.    In an amount up to the Group II Principal Distribution Amount to the Class 2-A-1
                                                    and Class  2-A-2  Certificates,  on a pro rata basis  based of their  respective
                                                    Certificate  Principal Balances,  until their respective  Certificate  Principal
                                                    Balances are reduced to zero;

                                        ii.   Second,  sequentially  to the Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5,
                                              Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

                                        (B) For each  Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect,  in an amount up to the  Principal  Distribution  Amount in the  following order:

                                        i.    First, concurrently, to the Senior Certificates as follows:

                                              a     To the Class 1-A-1 and Class 1-A-2  Certificates,  in an amount up to the Senior
                                                    Principal  Distribution Amount payable to the Class 1-A Certificates thereof, on a pro rata  basis  based  of their  respective  Certificate  Principal  Balances thereof,  until their respective  Certificate  Principal Balances are reduced to zero;

                                              b     Concurrently,  to the Class 2-A-1 and Class 2-A-2 Certificates,  in an amount up
                                                    to  the  Senior  Principal   Distribution   Amount  payable  to  the  Class  2-A
                                                    Certificates,  on a  pro  rata  basis  based  of  their  respective  Certificate
                                                    Principal  Balances  thereof,   until  their  respective  Certificate  Principal
                                                    Balances are reduced to zero;

                                        ii.   Second,  sequentially  to the Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5,
                                              Class M-6,  Class M-7,  Class M-8 and Class M-9  Certificates,  in that  order,  in an amount up to their respective  Subordinate Principal Distribution Amounts, until their respective Certificate Principal Balances are reduced to zero.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow description (cont):      Any Remaining Available Funds:

                                  1.    To pay the allocated Realized Losses, concurrently, as follows:

                                        (a)   concurrently,  to the Class  1-A-1 and Class 1-A-2  Certificates,  in amount up to the
                                              Realized  Loss Amount for each such class  remaining  unpaid after taking into account distributions  of  amounts  available  for this  purpose  under the  Certificate  Swap
                                              Agreements,  on a pro rata basis,  based on the entitlement of each such class,  until reduced to zero; and

                                        (b)   concurrently,  to the Class  2-A-1 and Class 2-A-2  Certificates,  in amount up to the
                                              Realized  Loss Amount for each such class  remaining  unpaid after taking into account distributions  of  amounts  available  for this  purpose  under the  Certificate  Swap
                                              Agreements,  on a pro rata basis,  based on the entitlement of each such class,  until reduced to zero.

                                  2.    Sequentially,  to the Subordinate  Certificates,  in an amount up to the allocated  Realized
                                        Losses  remaining unpaid after taking into account  distributions  of amounts  available for this purpose under the Certificate Swap Agreements.

                                  3.    To the Certificates then entitled to receive  distributions in respect of principal in order to reduce the aggregate  Certificate  Principal  Balance of such  Certificates to the extent necessary to achieve, restore or maintain the Required  Overcollateralization Amount, in the order of priority described in clause (4) above.

                                  4.    To pay the Net WAC Rate Carryover  Amount first,  to the Senior  Certificates  on a pro-rata basis,  based  on the  entitlement  of  each  such  class  and  second,  to the  Subordinate
                                        Certificates, on a sequential basis, in each case after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements.

                                  5.    To pay any  Swap  Termination  Payment  due to the  Certificate  Swap  Providers  under  the
                                        Certificate Swap Agreements as a result of a Certificate Swap Provider Trigger Event.

                                  6.    To pay any remaining  amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Net WAC Rate Carryover            With  respect  to any  Distribution  Date on which the  Pass-Through  Rate for a class of  Offered
Amount:                           Certificates is limited to the Net WAC  Pass-Through  Rate, the Net WAC Rate Carryover  Amount for
                                  such  class is an amount  equal to the sum of (i) the excess of (x) the  amount of  interest  such class would have been entitled to receive on such  Distribution  Date if the Net WAC  Pass-Through
                                  Rate had not been  applicable  to such  class on such  Distribution  Date  over (y) the  amount of interest accrued on such  Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related
                                  Net WAC Rate  Carryover  Amount for any previous  Distribution  Date not  previously  distributed, together with interest thereon at a rate equal to the related  Pass-Through Rate for such class of certificates  for the most recently ended Interest Accrual Period  determined  without taking into account the Net WAC Pass-Through Rate.

Allocation of Losses:             Realized  Losses on the Mortgage  Loans will be allocated to the most junior class of  Subordinate
                                  Certificates  outstanding  beginning  with the  Class  M-9  Certificates,  until  the  Certificate
                                  Principal  Balance  of each  class  of the  Subordinate  Certificates  has been  reduced  to zero.

                                  Thereafter,  (i) Realized  Losses on the Mortgage  Loans in group I will be allocated to the Class
                                  1-A-1 and Class 1-A-2  Certificates,  on a pro rata basis,  provided  however,  that any  realized losses  on the  Mortgage  Loans in group I  allocable  to the  Class  1-A-1  Certificates  will be allocated first to the Class 1-A-2 Certificates,  until its Certificate Principal Balance has been reduced to zero, and then to the Class 1-A-1 Certificates, until its Certificate Principal Balance has been  reduced  to zero and (ii)  Realized  Losses  on the  Mortgage  Loans in group II will be allocated to the Class 2-A-1 and Class 2-A-2 Certificates,  on a pro rata basis, provided however, that  any  realized  losses  on the  Mortgage  Loans  in group II  allocable  to the  Class  2-A-1
                                  Certificates  will be  allocated  first to the Class  2-A-2  Certificates,  until its  Certificate
                                  Principal  Balance has been  reduced to zero and then to the Class 2-A-1  Certificates,  until its
                                  Certificate Principal Balance has been reduced to zero.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                         Preliminary Certificate Swap Agreement I Schedule*

                       ----------------------------------------------------------------------------------------
                       Distribution Date      Notional Schedule ($)  Distribution Date    Notional Schedule ($)
                       ----------------------------------------------------------------------------------------
                           7/25/2007           1,260,897,099.76         11/25/2010          460,493,403.20
                           8/25/2007           1,255,906,231.71         12/25/2010          448,180,079.80
                           9/25/2007           1,248,361,894.65         1/25/2011           436,224,802.33
                           10/25/2007          1,238,245,124.98         2/25/2011           424,616,393.85
                           11/25/2007          1,225,551,605.87         3/25/2011           413,344,044.41
                           12/25/2007          1,210,291,976.87         4/25/2011           402,397,298.57
                           1/25/2008           1,192,492,705.25         5/25/2011           391,766,043.41
                           2/25/2008           1,172,196,288.22         6/25/2011           381,440,496.94
                           3/25/2008           1,149,461,592.70         7/25/2011           371,411,199.94
                           4/25/2008           1,124,363,933.97         8/25/2011           361,668,995.80
                           5/25/2008           1,097,916,008.04         9/25/2011           352,205,029.68
                           6/25/2008           1,070,190,679.18         10/25/2011          343,010,735.15
                           7/25/2008           1,043,191,622.17         11/25/2011          334,077,824.46
                           8/25/2008           1,016,899,175.77         12/25/2011          325,398,279.16
                           9/25/2008            991,294,244.92          1/25/2012           316,964,341.03
                           10/25/2008           966,358,263.76          2/25/2012           308,768,503.29
                           11/25/2008           942,073,180.67          3/25/2012           300,803,465.41
                           12/25/2008           918,421,443.76          4/25/2012           293,062,186.69
                           1/25/2009            895,385,994.32          5/25/2012           285,537,575.91
                           2/25/2009            872,950,230.13          6/25/2012           278,211,917.09
                           3/25/2009            851,098,015.58          7/25/2012                0.00
                           4/25/2009            829,813,660.77
                           5/25/2009            796,301,582.63
                           6/25/2009            764,420,928.55
                           7/25/2009            734,084,796.81
                           8/25/2009            705,211,078.70
                           9/25/2009            677,722,190.90
                           10/25/2009           658,984,180.90
                           11/25/2009           640,807,311.44
                           12/25/2009           623,173,683.19
                           1/25/2010            606,065,992.70
                           2/25/2010            589,467,512.03
                           3/25/2010            573,362,069.15
                           4/25/2010            557,733,674.31
                           5/25/2010            542,567,588.31
                           6/25/2010            527,849,250.81
                           7/25/2010            513,564,272.41
                           8/25/2010            499,699,196.27
                           9/25/2010            486,240,807.98
                           10/25/2010           473,176,329.27
                       ----------------------------------------------------------------------------------------

*Subject to change based on information to be received prior to the Closing Date.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                         Preliminary Certificate Swap Agreement II Schedule*

 -------------------------------------------------------------------------------------------------------------------------------
 Distribution Date    Notional Schedule ($)   Distribution Date  Notional Schedule ($)  Distribution Date  Notional Schedule ($)
 -------------------------------------------------------------------------------------------------------------------------------
     7/25/2007               0.00                6/25/2011              0.00               5/25/2015          56,371,290.34
     8/25/2007               0.00                7/25/2011              0.00               6/25/2015          55,550,783.11
     9/25/2007               0.00                8/25/2011              0.00               7/25/2015          54,741,795.67
     10/25/2007              0.00                9/25/2011              0.00               8/25/2015          53,944,169.31
     11/25/2007              0.00                10/25/2011             0.00               9/25/2015          53,157,747.49
     12/25/2007              0.00                11/25/2011             0.00              10/25/2015          52,382,375.81
     1/25/2008               0.00                12/25/2011             0.00              11/25/2015          51,617,901.95
     2/25/2008               0.00                1/25/2012              0.00              12/25/2015          50,864,175.70
     3/25/2008               0.00                2/25/2012              0.00               1/25/2016          50,121,048.87
     4/25/2008               0.00                3/25/2012              0.00               2/25/2016          49,388,375.31
     5/25/2008               0.00                4/25/2012              0.00               3/25/2016          48,666,010.86
     6/25/2008               0.00                5/25/2012              0.00               4/25/2016          47,953,813.32
     7/25/2008               0.00                6/25/2012              0.00               5/25/2016          47,251,642.43
     8/25/2008               0.00                7/25/2012          92,415,033.14          6/25/2016          46,559,359.87
     9/25/2008               0.00                8/25/2012          91,090,815.46          7/25/2016          45,876,829.16
     10/25/2008              0.00                9/25/2012          89,785,039.81          8/25/2016          45,203,915.73
     11/25/2008              0.00                10/25/2012         88,497,453.22          9/25/2016          44,540,486.81
     12/25/2008              0.00                11/25/2012         87,227,806.17         10/25/2016          43,886,411.47
     1/25/2009               0.00                12/25/2012         85,975,852.53         11/25/2016          43,241,560.55
     2/25/2009               0.00                1/25/2013          84,741,349.52         12/25/2016          42,605,806.65
     3/25/2009               0.00                2/25/2013          83,524,057.66          1/25/2017          41,978,794.64
     4/25/2009               0.00                3/25/2013          82,323,740.74          2/25/2017          41,360,634.83
     5/25/2009               0.00                4/25/2013          81,140,165.76          3/25/2017          40,751,204.89
     6/25/2009               0.00                5/25/2013          79,973,102.88          4/25/2017          40,150,323.75
     7/25/2009               0.00                6/25/2013          78,822,325.39          5/25/2017          39,556,946.29
     8/25/2009               0.00                7/25/2013          77,687,609.67          6/25/2017          38,951,832.62
     9/25/2009               0.00                8/25/2013          76,568,735.15          7/25/2017              0.00
     10/25/2009              0.00                9/25/2013          75,465,484.26
     11/25/2009              0.00                10/25/2013         74,377,642.37
     12/25/2009              0.00                11/25/2013         73,304,997.80
     1/25/2010               0.00                12/25/2013         72,247,341.74
     2/25/2010               0.00                1/25/2014          71,204,468.22
     3/25/2010               0.00                2/25/2014          70,176,174.08
     4/25/2010               0.00                3/25/2014          69,162,258.93
     5/25/2010               0.00                4/25/2014          68,162,525.09
     6/25/2010               0.00                5/25/2014          67,176,777.58
     7/25/2010               0.00                6/25/2014          66,204,824.11
     8/25/2010               0.00                7/25/2014          65,246,474.95
     9/25/2010               0.00                8/25/2014          64,301,542.99
     10/25/2010              0.00                9/25/2014          63,369,843.68
     11/25/2010              0.00                10/25/2014         62,451,194.95
     12/25/2010              0.00                11/25/2014         61,545,417.23
     1/25/2011               0.00                12/25/2014         60,652,333.41
     2/25/2011               0.00                 1/25/2015         59,771,768.75
     3/25/2011               0.00                 2/25/2015         58,903,550.95
     4/25/2011               0.00                 3/25/2015         58,047,510.01
     5/25/2011               0.00                 4/25/2015         57,203,478.26
 -------------------------------------------------------------------------------------------------------------------------------
*Subject to change based on information to be received prior to the Closing Date.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                        Preliminary Certificate Swap Agreement III Schedule*

 -------------------------------------------------------------------------------------------------------------------------------
 Distribution Date    Notional Schedule ($)   Distribution Date  Notional Schedule ($)  Distribution Date  Notional Schedule ($)
 -------------------------------------------------------------------------------------------------------------------------------
     7/25/2007               0.00                6/25/2011              0.00               5/25/2015          78,480,349.78
     8/25/2007               0.00                7/25/2011              0.00               6/25/2015          77,343,785.72
     9/25/2007               0.00                8/25/2011              0.00               7/25/2015          76,223,152.66
     10/25/2007              0.00                9/25/2011              0.00               8/25/2015          75,118,231.18
     11/25/2007              0.00                10/25/2011             0.00               9/25/2015          74,028,804.88
     12/25/2007              0.00                11/25/2011             0.00              10/25/2015          72,954,660.29
     1/25/2008               0.00                12/25/2011             0.00              11/25/2015          71,895,586.86
     2/25/2008               0.00                1/25/2012              0.00              12/25/2015          70,851,376.90
     3/25/2008               0.00                2/25/2012              0.00               1/25/2016          69,821,825.59
     4/25/2008               0.00                3/25/2012              0.00               2/25/2016          68,806,730.86
     5/25/2008               0.00                4/25/2012              0.00               3/25/2016          67,805,893.41
     6/25/2008               0.00                5/25/2012              0.00               4/25/2016          66,819,116.69
     7/25/2008               0.00                6/25/2012              0.00               5/25/2016          65,846,206.78
     8/25/2008               0.00                7/25/2012         128,388,937.04          6/25/2016          64,886,972.44
     9/25/2008               0.00                8/25/2012         126,555,828.66          7/25/2016          63,941,225.05
     10/25/2008              0.00                9/25/2012         124,748,221.30          8/25/2016          63,008,778.52
     11/25/2008              0.00                10/25/2012        122,965,765.23          9/25/2016          62,089,449.35
     12/25/2008              0.00                11/25/2012        121,208,115.46         10/25/2016          61,183,056.52
     1/25/2009               0.00                12/25/2012        119,474,931.72         11/25/2016          60,289,421.48
     2/25/2009               0.00                1/25/2013         117,765,878.36         12/25/2016          59,408,368.11
     3/25/2009               0.00                2/25/2013         116,080,624.28          1/25/2017          58,539,722.73
     4/25/2009               0.00                3/25/2013         114,418,842.91          2/25/2017          57,683,314.00
     5/25/2009               0.00                4/25/2013         112,780,212.11          3/25/2017          56,838,972.92
     6/25/2009               0.00                5/25/2013         111,164,414.13          4/25/2017          56,006,343.23
     7/25/2009               0.00                6/25/2013         109,571,135.54          5/25/2017          55,184,686.33
     8/25/2009               0.00                7/25/2013         108,000,067.18          6/25/2017          54,338,882.57
     9/25/2009               0.00                8/25/2013         106,450,904.11          7/25/2017              0.00
     10/25/2009              0.00                9/25/2013         104,923,345.51
     11/25/2009              0.00                10/25/2013        103,417,094.69
     12/25/2009              0.00                11/25/2013        101,931,858.97
     1/25/2010               0.00                12/25/2013        100,467,349.68
     2/25/2010               0.00                1/25/2014          99,023,282.06
     3/25/2010               0.00                2/25/2014          97,599,375.25
     4/25/2010               0.00                3/25/2014          96,195,352.20
     5/25/2010               0.00                4/25/2014          94,810,939.62
     6/25/2010               0.00                5/25/2014          93,445,867.97
     7/25/2010               0.00                6/25/2014          92,099,871.38
     8/25/2010               0.00                7/25/2014          90,772,687.58
     9/25/2010               0.00                8/25/2014          89,464,057.88
     10/25/2010              0.00                9/25/2014          88,173,727.13
     11/25/2010              0.00                10/25/2014         86,901,443.64
     12/25/2010              0.00                11/25/2014         85,646,959.16
     1/25/2011               0.00                12/25/2014         84,410,028.82
     2/25/2011               0.00                 1/25/2015         83,190,411.08
     3/25/2011               0.00                 2/25/2015         81,987,867.70
     4/25/2011               0.00                 3/25/2015         80,802,163.69
     5/25/2011               0.00                 4/25/2015         79,633,067.26
 -------------------------------------------------------------------------------------------------------------------------------
*Subject to change based on information to be received prior to the Closing Date.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                               FOR ADDITIONAL INFORMATION PLEASE CALL:
                                               ---------------------------------------

                   -----------------------------------------------------------------------------------------
                                                     Deutsche Bank Securities
                   -----------------------------------------------------------------------------------------

                       MBS Trading
                       -----------
                       Adam Yarnold                                   212-250-2669
                       Florian Halili                                 212-250-0877

                       MBS Banking
                       -----------
                       Susan Valenti                                  212-250-3455
                       Kathie Peng                                    212-250-7259

                       MBS Analytics
                       -------------
                       Alex Lee                                       212-250-7826
                       Fan Huang                                      212-250-5470
                       Unjoo Choi                                     212-250-5325
                   -----------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.